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Exhibit 14.1

CONSENT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors
of the Novartis Group, Basel

        We hereby consent to the incorporation by reference in Registration Statements 333-81862 and 333-60712 on Form F-3 and Registration Statement 333-13506 on Form S-8 of Novartis AG of our reports dated January 20, 2004 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 20-F.

PricewaterhouseCoopers AG

/s/ J.G. KAISER J.G. Kaiser	/s/ D. SUTER D. Suter

Basel, January 30, 2004

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  Exhibit 14.1
CONSENT OF INDEPENDENT AUDITORS